Exhibit 4.13

FORM OF SUBORDINATED DEBT INDENTURE

STATION CASINOS, INC.

SUBORDINATED NOTES

INDENTURE

DATED AS OF                       , 200

                            ,

TRUSTEE

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(b)	7.08; 7.10; 11.02
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	11.03
(c)	11.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06
(c)	7.06; 11.02
(d)	7.06
314(a)	4.02; 11.02
(b)	N.A.
(c)(1)	11.04
(c)(2)	11.04
(c)(3)	N.A.
(d)	N.A.
(e)	11.05
(f)	N.A.
315(a)	7.01(b)
(b)	7.05; 11.02
(c)	7.01(a)
(d)	7.01(c)
(e)	6.11
316(a) (last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.04; 6.07
317(a)(1)	6.08
(a)(2)	6.09

*                                         This Cross-Reference Table is not part of the Indenture.

Attention should also be directed to Section 318(c) of the Trust Indenture Act of 1939, as amended, which provides that the provisions of Section 310 through 317 of such Act are a part of and govern every qualified indenture, whether or not physically contained therein.

(b)	2.04
318(a)	11.01

N.A. means not applicable.

i

Section 11.13.	Successors	46
Section 11.14.	Severability	46
Section 11.15.	[Intentionally omitted]	46
Section 11.16.	Table of Contents, Headings, etc	46

Exhibit A	Form of Global Note

INDENTURE dated as of                     , 200 among STATION CASINOS, INC., a Nevada corporation (the “Company”), and                             , as Trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes (as defined below).

A.            The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured indebtedness, including subordinated indebtedness, or other evidences of indebtedness (collectively, the “Notes”) unlimited as to principal amount to bear such rates of interest, to mature at such time or times, to be issued in one or more series and to have such other provisions as shall be fixed as in this Indenture provided.

B.            All things necessary to make this Indenture a valid and legally binding agreement of the Company, in accordance with its terms, have been done.

ARTICLE 1.
DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01.          Definitions.

“Affiliate” of any specified person means any other person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified person, (ii) which directly or indirectly through one or more intermediaries beneficially owns or holds 10% or more of any class of the Voting Stock of such specified person (or a 10% or greater equity interest in such person which is not a corporation) or (iii) of which 10% or more of any class of the Voting Stock (or, in the case of a person which is not a corporation, 10% or more of the equity interest) is beneficially owned or held directly or indirectly through one or more intermediaries by such person.  The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means any Registrar, Paying Agent or co-registrar.

“Applicable Procedures” means, with respect to any transfer or exchange of beneficial interests in a Global Note, the rules and procedures of the Depository that are applicable to such transfer or exchange.

“Board of Directors” or “Board” means the Board of Directors of the Company.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligations” of a person means any obligation that is required to be classified and accounted for as a capital lease on the face of a balance sheet of such person prepared in accordance with GAAP; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP; the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty; and such obligation shall be deemed secured by a Lien on any property or assets to which such lease relates.

“Capital Stock” means, with respect to any person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents (including partnerships or partnership interests), or ownership interests (however designated) of such person, including each class of common stock and preferred stock of such person, but excluding convertible Indebtedness.

“Certificated Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Company” means the person named as such above until a successor replaces it in accordance with Article 5 and thereafter means the successor.

“Default” means any event which is, or after notice or passage of time would be, an Event of Default.

“Depository” means, with respect to the Notes issuable or issued in whole or in part in global form, the person specified in Section 2.03 hereof as the Depository with respect to the Notes, until a successor shall have been appointed and become such Depository pursuant to the applicable provision of this Indenture, and, thereafter, “Depository” shall mean or include such successor.

“Designated Senior Indebtedness” shall mean each issue of Senior Indebtedness that has been designated as Designated Senior Indebtedness pursuant to an Officer’s Certificate of the Company received by the Trustee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles as in effect in the United States of America on the date of this Indenture.

“Gaming Authority” means the Nevada Gaming Commission, the Nevada Gaming Control Board or any agency of any state, county, city or other political subdivision which has, or may at any time after the date of the Indenture have, jurisdiction over all or any portion of the gaming activities of the Company or any of its Subsidiaries or any successor to such authority.

“Gaming Control Act” means the Nevada Gaming Control Act, as from time to time amended, or any successor provision of law, and the regulations promulgated thereunder.

“Gaming License” of any person means every license, franchise or other authorization on the date of the Indenture or thereafter required to own, lease, operate or otherwise conduct the gaming operations of such person, including, without limitation, all such licenses granted under the Gaming Control Act, as from time to time amended, or any successor provision at law, the regulations of Gaming Authorities and other applicable laws.

“Global Notes” means, individually and collectively, each of the Global Notes in the form of Exhibit A in accordance with Section 2.01, 2.06(b), 2.06(d) or 2.06(f) hereof.

“Governmental Authority” means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of any city or other political subdivision or otherwise and whether now or hereafter in existence, or any officer or official thereof.

“Holder” or “Noteholder” means a person in whose name a Note is registered on the register maintained by the Registrar.

“Indebtedness” of any person means, without duplication, (i) the principal of and premium (if any) in respect of (A) indebtedness of such person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable; (ii) all Capital Lease Obligations of such person; (iii) all obligations of such person issued or assumed as the deferred purchase price of property, assets or services, all conditional sale obligations and all obligations under any title retention agreement (but excluding operating leases and trade accounts payable arising in the ordinary course of business); (iv) all obligations of such person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such person of a demand for reimbursement following payment on the letter of credit); (v) all obligations of the type referred to in clauses (i) through (iv) of other persons and all dividends of other persons for the payment of which, in either case, such person is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (v) of other persons secured by any Lien on any property or asset of such person (whether or not such obligation is assumed by such person), the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Indirect Participant” means a person who holds a beneficial interest in a Global Note through a Participant.

“Interest Payment Date” means the dates on which the Company shall pay interest on the Notes to Noteholders, as described in the Notes.

“Interest Rate Protection Agreement” means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect the Company or any Subsidiary against fluctuations in interest rates.

“Investment Grade” designates a rating of BBB- or higher by S&P or Baa3 or higher by Moody’s or the equivalent of such ratings by S&P or Moody’s.  In the event that the Company shall select any other Rating Agency, the equivalent of such ratings by such Rating Agency shall be used.

“Legal Requirements” means, with respect to any project, all laws, statutes and ordinances (including building codes and zoning and environmental laws, regulations and ordinances), and all rules, orders, rulings, regulations, directives and requirements of all Governmental Authorities, which are now or which may hereafter be in existence, and which are applicable to the Company or any Affiliate thereof in connection with the construction or development of any project or the operation of its business, or any part thereof, including, without limitation, the Nevada Gaming Control Act, as modified by any variances, special use permits, waivers, exceptions or other exemptions which may from time to time be applicable to the Company or any Affiliate thereof.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset (including any agreement to give any security interest).  For all purposes under this Indenture, a person shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease Obligation or other title retention agreement (other than operating leases) relating to such asset.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Non-U.S. person” means a person who is not a U.S. person.

“Note Custodian” means the person specified in Section 2.03, as custodian with respect to the Global Notes, or any successor entity thereto.

“Officer” means the Chairman of the Board, the President, any Vice President, the Treasurer, the Secretary, the Chief Financial Officer, any Assistant Treasurer or any Assistant Secretary of the Company.

“Officers’ Certificate” means a certificate signed by any two Officers, one of whom must be the Chairman of the Board, the President, the Treasurer or a Vice President of the Company.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee.  Unless otherwise required by the Trustee, the counsel may be an employee of or counsel to the Company or the Trustee.

“Participant” means, with respect to DTC, a person who has an account with the Depository.

“person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“principal” of any Indebtedness means the principal amount thereof plus the premium, if any, thereon.

“Rating Agencies” means (i) S&P and (ii) Moody’s or (iii) if S&P or Moody’s or both shall not make a rating of the Notes publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for S&P or Moody’s or both, as the case may be.

“Representative” means the indenture trustee or other trustee, agent or representative, if any, for an issue of Senior Indebtedness.

“Responsible Officer” when used with respect to the Trustee, means any officer within the corporate trust administration group of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Senior Indebtedness” means: (x) all obligations of the Company now or hereafter existing to pay the principal of, and interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization to the extent a claim for post-filing interest is allowed in such proceedings) on, any Indebtedness (other than Capital Lease Obligations) of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company; (y) Indebtedness of the Company represented by Capital Lease Obligations if the instrument creating or evidencing the same expressly provides that such Indebtedness shall be senior in right of payment to the Notes; and  (z) Indebtedness of the Company with respect to Interest Rate Protection Agreements.  Notwithstanding the foregoing, Senior Indebtedness shall not include: (a) any Indebtedness, if the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to the Notes; (b) in the case of each Note, the other Notes; (c) Indebtedness of the Company to, or guaranteed on behalf of, an Affiliate of the Company; (d) Indebtedness to trade creditors incurred or assumed in the ordinary course of business in connection with obtaining goods, materials or services; (e) any liability for federal, state, local or other taxes owed or owing by the Company; (f) Indebtedness incurred in violation of this Indenture and (g) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“S&P” means Standard & Poor’s Corporation and its successors.

“subsidiary” of a person means any corporation, association, partnership, limited liability company or other business entity of which 50% or more of the Voting Stock is at the time of determination owned or controlled, directly or indirectly, by such person or by one or more of the other subsidiaries of that person (or a combination thereof); provided that with respect to any such corporation, association, partnership, limited liability company or other business entity of which no more than 50% of the total Voting Stock is so owned or controlled, then such corporation, association, partnership, limited liability company or other business entity shall not be deemed to be a subsidiary of such person unless such person has the power to direct the policies or management of such corporation, association, partnership, limited liability company or other business entity.

“Subsidiary” means any subsidiary of the Company.

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) as in effect on the date on which this Indenture is first qualified under the TIA, except as provided in Section 9.03.

“Trustee” means the person named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter means the successor.

“Trust Officer” means the Chairman of the Board, the President or any other officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

“U.S. person” shall have the meaning assigned to such term in Regulation S.

“Voting Stock” means any class of Capital Stock of any person then outstanding normally entitled (without regard to the occurrence of any contingency) to vote in the elections of directors, managers, managing partners or trustees.

Section 1.02.          Other Definitions.

Term	Defined in Section

“Bankruptcy Law”	6.01
“Custodian”	6.01
“DTC”	2.03
“Event of Default”	6.01
“Legal Holiday”	11.07
“Paying Agent”	2.03
“Payment Blockage Period”	10.03
“Registrar”	2.03

Section 1.03.          Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee;

“obligor” on the Notes means the Company and any other obligor upon the Notes.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein have the meanings assigned to them therein.

Section 1.04.          Rules of Construction.

Unless the context otherwise requires:

(1)           a term has the meaning assigned to it;

(2)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)           “or” is not exclusive;

(4)           words in the singular include the plural, and in the plural include the singular; and

(5)           provisions apply to successive events and transactions.

ARTICLE 2.
THE NOTES

Section 2.01.          Amount Unlimited; Issuable in Series.

The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

The Notes may be issued in one or more series. There shall be established in or pursuant to a Board resolution and, subject to Section 2.02, set forth, or determined in the manner provided, in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Notes of any series:

(a)           the title of the Notes of the series, including CUSIP number(s) (which shall distinguish the Notes of the series from Notes of any other series);

(b)           any limit upon the aggregate principal amount of the Notes of the series which may be authenticated and delivered under this Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of the series pursuant to Section 2.06, 2.07, 2.10 or 9.07 and except for any Notes which, pursuant to Section 2.02, are deemed never to have been authenticated and delivered hereunder);

(c)           the Person to whom any interest on a Note of the series shall be payable, if other than the Person in whose name that Note (or one or more predecessor Notes) is registered at the close of business on the record date for such interest;

(d)           the date or dates on which the principal of any Notes of the series is payable;

(e)           the rate or rates at which any Notes of the series shall bear interest, if any, the date or dates from which any such interest shall accrue, the interest payment dates on which any such interest shall be payable and the record date for any such interest payable on any interest payment date;

(f)            the place or places where the principal of and any premium and interest on any Notes of the series shall be payable;

(g)           the period or periods within which, the price or prices at which and the terms and conditions upon which any Notes of the series may be redeemed, in whole or in part, at the option of the Company and, if other than by a Board resolution, the manner in which any election by the Company to redeem the Notes shall be evidenced;

(h)           if the amount of principal of or any premium or interest on any Notes of the series may be determined with reference to a financial or economic measure or pursuant to a formula, the manner in which such amounts shall be determined;

(i)            if other than the entire principal amount thereof, the portion of the principal amount of any Notes of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02;

(j)            if the principal amount payable at the stated maturity of any Notes of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such Notes as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

(k)           if applicable, that any Notes of the series shall be issuable in whole or in part in the form of one or more global securities and, in such case, the respective depositaries for such global securities, the form of any legend or legends which shall be borne by any such global security in addition to or in lieu of that set forth in Section 2.06(f) and any circumstances in addition to or in lieu of those set forth in Section 2.06 in which any such global security may be exchanged in whole or in part for notes registered, and any transfer of such global security in whole or in part may be registered, in the name or names of Persons other than the Depository for such global security or a nominee thereof;

(l)            any addition to or change in the Events of Default which apply to any Notes of the series and any change in the right of the Trustee or the requisite Holders of such Notes to declare the principal amount thereof due and payable pursuant to Section 6.02;

(m)          any addition to, deletion from or change in the covenants set forth in Article Four which apply to Notes of the series; and

(n)           any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 9.01(10)).

All Notes of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board resolution referred to above and (subject to Section 2.02) set forth, or determined in the manner provided, in the Officers’ Certificate referred to above or in any such indenture supplemental hereto.  All Notes of any one series need not be issued at one time and, unless otherwise provided in or pursuant to the Board resolution referred to above and (subject to Section 2.02) set forth, or determined in the manner provided, in the Officers’ Certificate referred to above or in any such indenture supplemental hereto with respect to a series of Notes, additional Notes of a series may be issued, at the option of the Company, without the consent of any Holder, at any time and from time to time.

If any of the terms of the series are established by action taken pursuant to a Board resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of the series.  If all of the Notes of any series established by action taken pursuant to a Board resolution are not to be issued at one time, it shall not be necessary to deliver a record of such action at the time of issuance of each Note of such series, but an appropriate record of such action shall be delivered at or before the time of issuance of the first Note of such series.

Section 2.02.          Form; Dating, Execution and Authentication.

(a)           General.  The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto, or in such other form as shall be established by or pursuant to a Board resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depository therefor or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution thereof.  If the form of Notes of any series is established by action taken pursuant to a Board resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Authentication Order contemplated by Section 2.02(d) for the authentication and delivery of such Notes.  If all of the Notes of any series established by action taken pursuant to a Board resolution are not to be issued at one time, it shall not be necessary to deliver a record of such action at the time of issuance of each Note of such series, but an appropriate record of such action shall be delivered at or before the time of issuance of the first Note of such series.

The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  Each Note shall be dated the date of its authentication.  The Notes shall be in denominations of $1,000 and integral multiples thereof.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of such Note shall govern and be controlling.

(b)           Global Notes.  Subject to Section 2.02(a), Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Subject to Section 2.02(a), Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c)           Execution.  Two Officers shall sign the Notes for the Company by manual or facsimile signature.  Such signatures may be in counterparts, all of which taken together shall constitute one and the same instrument.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual signature of the Trustee.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

(d)           Authentication.  The Trustee will, upon receipt of a written order of the Company signed by an Officer (an “Authentication Order”), authenticate and deliver Notes for an original issue in an aggregate principal amount specified in the written order of the Company pursuant to this Section 2.02.  Such Authentication Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of the Notes is to be authenticated.  The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company, pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03.          Registrar; Paying Agent; Depository; Note Custodian.

The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes are to be presented for payment (“Paying Agent”).  The Registrar shall keep a register of the Notes and of their transfer and exchange.  The Company may appoint one or more co-registrars and one or more additional Paying Agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Company may act as Paying Agent or Registrar.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depository with respect to the Global Notes.

The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

Section 2.04.          Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal interest, or premium, if any, on the Notes (whether such money has been paid to it by the Company or any other obligor on the Notes), and will notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Company or a subsidiary) shall have no further liability for the money.  If the Company or a subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Noteholders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee or its agent shall serve as Paying Agent for the Notes.

Section 2.05.          Noteholder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders.  If the Trustee is not the Registrar, the Company and any other obligor shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, but in any event at least semi-annually, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

Section 2.06.          Transfer and Exchange.

(a)           Transfer and Exchange of Global Notes.  A Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository, by a nominee of the Depository to the Depository or to another nominee of the Depository, or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.  All Global Notes will be exchanged by the Company for Certificated Notes if (i) the Company delivers to the Trustee notice from the Depository that it is unwilling or unable to continue to act as Depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depository is not appointed by the Company within 90 days after the date of such notice from the Depository or (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Certificated Notes and delivers a written notice to such effect to the Trustee or (iii) there shall have occurred and be continuing an Event of Default with respect to the Notes and the Trustee has received a request from the Depository to issue Certificated Notes.  Upon the occurrence of either of the preceding events in (i), (ii) or (iii) above, Certificated Notes shall be issued in such names as the Depository and Participants shall instruct the Trustee.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.11 hereof.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.11 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

(b)           Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depository, in accordance with the provisions of this Indenture and the Applicable Procedures. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)            Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Global Note may be transferred to persons who take delivery thereof in the form of a beneficial interest in a Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii)           All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depository in accordance with the Applicable Procedures directing the Depository to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2)

instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depository in accordance with the Applicable Procedures directing the Depository to cause to be issued a Certificated Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depository to the Registrar containing information regarding the person in whose name such Certificated Note shall be registered to effect the transfer or exchange referred to in (1) above.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.

(c)           Transfer or Exchange of Beneficial Interests in Global Notes for Certificated Notes.  If any holder of a beneficial interest in an Global Note proposes to exchange such beneficial interest for a Certificated Note or to transfer such beneficial interest to a person who takes delivery thereof in the form of a Certificated Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the person designated in the instructions a Certificated Note in the appropriate principal amount.  Any Certificated Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(i) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depository and the Participant or Indirect Participant.  The Trustee shall deliver such Certificated Notes to the persons in whose names such Notes are so registered.

(d)           Transfer and Exchange of Certificated Notes for Beneficial Interests in Global Notes.  A Holder of a Certificated Note may exchange such Note for a beneficial interest in a Global Note or transfer such Certificated Notes to a person who takes delivery thereof in the form of a beneficial interest in an Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Certificated Note and increase or cause to be increased the aggregate principal amount of one of the Global Notes.

(e)           Transfer and Exchange of Certificated Notes for Certificated Notes.  Upon request by a Holder of Certificated Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Certificated Notes.  Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Certificated Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).  A Holder of Certificated Notes may transfer such Notes to a person who takes delivery thereof in the form of an Certificated Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Certificated Notes pursuant to the instructions from the Holder thereof.

(f)            Global Note Legend.  Each Global Note issued under this Indenture shall bear a legend on its face in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.”

(g)           Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Certificated Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Certificated Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(h)           General Provisions Relating to Transfers and Exchanges.

(i)            To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Certificated Notes upon the Company’s order or at the Registrar’s request.

(ii)           No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Certificated Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06 and 9.05 hereof).

(iii)          The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv)          All Global Notes and Certificated Notes issued upon any registration of transfer or exchange of Global Notes or Certificated Notes shall be the valid and legally binding obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Certificated Notes surrendered upon such registration of transfer or exchange.

(v)           Neither the Registrar nor the Company shall be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before mailing of notice of redemption and ending at the close of business on the day of such mailing, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

(vi)          Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, if any, of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(vii)         The Trustee shall authenticate Global Notes and Certificated Notes in accordance with the provisions of Section 2.02 hereof.

(viii)        All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile, provided original copies are promptly sent to the Registrar.

Section 2.07.          Replacement Notes.

If the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee’s requirements are met.  If required by the Trustee or the Company, an indemnity bond must be provided which is sufficient in the judgment of both to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Note is replaced.  The Company may charge for its expenses in replacing a Note.

Every replacement Note is an additional obligation of the Company and shall be entitled to all the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08.          Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding.

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If Notes are considered paid under Section 4.01, they cease to be outstanding and interest on them ceases to accrue.

Subject to Section 2.09, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

Section 2.09.          Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any other obligor or an Affiliate of the Company or any other obligor shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded.  Notwithstanding the foregoing, Notes that are to be acquired by the Company or an Affiliate of the Company pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by the Company or an Affiliate of the Company until legal title to such Notes passes to the Company or Affiliate, as the case may be.

Section 2.10.          Temporary Notes.

Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes without charge to the Noteholders.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11.          Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of cancelled Notes as the Company directs.  Subject to Section 2.07 hereof, the Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.  All cancelled Notes held by the Trustee shall be destroyed and certification of their destruction delivered to the Company, unless by a written order, signed by two Officers of the Company, the Company shall direct that cancelled Notes be returned to it.

Section 2.12.          Defaulted Interest.

If the Company fails to make a payment of interest on the Notes, it shall pay such defaulted interest plus any interest payable on the defaulted interest, if any, in any lawful manner.  It may pay such defaulted interest, plus any such interest payable on it, to the persons who are Noteholders on a subsequent special record date.  The Company shall fix any such record date and payment date.  At least 15 days before any such record date, the Company shall mail to Noteholders a notice that states the record date, payment date and amount of such interest to be paid.

Section 2.13.          CUSIP Numbers.

The Company in issuing the Notes may use  “CUSIP” numbers and if so the Trustee shall use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders, provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP numbers printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes.  The Company shall promptly notify the Trustee of any change in the CUSIP numbers.

ARTICLE 3.
REDEMPTION

Section 3.01.          Notices to Trustee.

If the Company elects to redeem the Notes pursuant to the optional redemption provisions of paragraph 5 of the Notes, it shall notify the Trustee in writing of the redemption date and the principal amount of the Notes to be redeemed.

The Company shall give each notice provided for in this Section at least 60 days before the redemption date (unless a shorter notice period shall be satisfactory to the Trustee, but in no event less than 30 days); provided, however, that the Trustee shall have no liability to any Holder if it deems such shorter notice period satisfactory to it.

Section 3.02.          Selection of Notes to Be Redeemed.

Except as provided below, if less than all of the Notes are to be redeemed, the Trustee shall select the Notes or portions thereof to be redeemed on a pro rata basis or by lot among the Holders of the Notes in accordance with a method the Trustee considers fair and appropriate (in such manner as complies with applicable legal and stock exchange requirements, if any).

The amount of Notes shall be calculated as the aggregate principal amount of Notes originally issued hereunder less the aggregate principal amount of any Notes previously redeemed.  The Trustee shall make the selection not more than 60 days and not less than 30 days before the redemption date from outstanding Notes not previously called for redemption.

The Trustee shall promptly notify the Company of the Notes or portions of Notes to be called for redemption.  The Trustee may select for redemption portions of the principal of

Notes that have denominations larger than $1,000.  Notes and portions of them it selects shall be in amounts of $1,000 or integral multiples of $1,000.  Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03.          Notice of Redemption.

At least 30 days but not more than 60 days before a redemption date, the Company shall mail by first class mail, postage prepaid a notice of redemption to each Holder whose Notes are to be redeemed at its address of record.

The notice shall identify the Notes to be redeemed and shall state:

(1)           the redemption date;

(2)           the redemption price;

(3)           if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

(4)           the name and address of the Paying Agent;

(5)           that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price plus accrued interest;

(6)           that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date, and that if a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the person in whose name such Note was registered at the close of business on such record date; and

(7)           the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed.

At the Company’s written request, the Trustee shall give the notice of redemption in the Company’s name and at its expense.

Section 3.04.          Effect of Notice of Redemption.

Once notice of redemption is mailed, Notes called for redemption become due and payable on the redemption date at the price set forth in the Note.  Unless the Company defaults in making the redemption payment, on and after the redemption date, interest ceases to accrue on the Notes or the portions of Notes called for redemption.  If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the person in whose name such Note was registered at the close of business on such record date.  If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the redemption date at the rate borne by the Note.

Section 3.05.          Deposit of Redemption Price.

No later than 10:00 a.m. Eastern Time on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent immediately available funds sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date.  The Trustee or the Paying Agent shall promptly return to the Company any money not required for that purpose.

Section 3.06.          Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07.          Mandatory Disposition Pursuant to Gaming Laws.

Notwithstanding any other provision of this Article 3, if a record or beneficial owner of a Note is required by any Gaming Authority to be found suitable, such owner shall apply for a finding of suitability within 30 days after request of such Gaming Authority.  The applicant for a finding of suitability must pay all costs of the investigation for such finding of suitability.  If a record or beneficial owner is required to be found suitable and is not found suitable by such Gaming Authority, (i) such owner shall, upon request of the Company, dispose of such owner’s Notes within 30 days or within that time prescribed by such Gaming Authority, whichever is earlier, or (ii) the Company may, at its option, redeem such owner’s Notes at the lesser of (x) the principal amount thereof or (y) the price at which the Notes were acquired by such owner, together with, in either case, accrued and unpaid interest and premium, if any, thereon to the date of the finding of unsuitability by such Gaming Authority.

ARTICLE 4.
COVENANTS

Section 4.01.          Payment of Notes.

The Company shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent (other than the Company or any Subsidiary or Affiliate of the Company) holds by 10:00 a.m. New York time on that date money in immediately available funds designated for and sufficient to pay all principal, premium, if any, and interest then due.

To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on (i) overdue principal at the rate borne by the Notes compounded semiannually; and (ii) overdue installments of interest and, premium, if any, (without regard to any applicable grace period) at the same rate, compounded semiannually.

Section 4.02.          SEC Reports, Financial Reports.

The Company shall file with the Trustee and shall provide Holders within 15 days after it files them with the SEC copies of the quarterly and annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company files with the SEC pursuant to Sections 13(a) and 13(c) or 15(d) of the Exchange Act.  The Company will continue to file with the SEC and the Trustee, and to provide to Holders, on the same timely basis such reports, information and other documents as the Company would be required to file with the SEC as if the Company were subject to the requirements of such Sections 13(a) and 13(c) or 15(d) of the Exchange Act, notwithstanding that the Company may no longer be subject to Section 13(a) and 13(c) or 15(d) of the Exchange Act and that the Company would be entitled not to file such reports, information and other documents with the SEC.

The Company also shall comply with the provisions of TIA § 314(a).  The Company shall timely comply with its reporting and filing obligations under applicable federal securities law.

Section 4.03.          Compliance Certificate.

(a)           The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company (which currently is December 31), an Officers’ Certificate stating that a review of the activities of the Company and its subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge) and that to the best of his knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes are prohibited, or if such event has occurred, a description of the event.

(b)           So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants or to a written policy adopted by the Company’s independent public accountants which has been previously applied (a copy of which shall be delivered to the Trustee), the audited financial statements delivered pursuant to Section 4.02 shall be accompanied by a written statement of the Company’s independent public accountants (which shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that the Company has violated any provisions of Article 4 or 5 of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any person for any failure to obtain knowledge of any such violation.

(c)           The Company will, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon becoming aware of (i) any Default or Event of Default in the performance of any covenant, agreement or condition contained in this Indenture or (ii) any event of default under any other mortgage, indenture or instrument governing other Indebtedness of the Company aggregating in excess of $5,000,000, an Officers’ Certificate specifying such Default, Event of Default or default.

Section 4.04.          Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.05.          [Intentionally Omitted].

Section 4.06.          [Intentionally Omitted].

Section 4.07.          Corporate Existence.

Subject to Article 5 hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Subsidiary, if any, in accordance with the respective organizational documents of each Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Subsidiary, if the Board of Directors of the Company shall determine in good faith, which determination shall be evidenced by a board resolution, that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.08.          Taxes.

The Company shall, and shall cause each of its subsidiaries to, pay prior to delinquency all taxes, assessments and governmental levies, except as contested in good faith and by appropriate proceedings or where the failure to pay would not have a material adverse effect on the Company and its Subsidiaries taken as a whole.

Section 4.09.          Investment Company Act.

The Company shall not become an investment company subject to registration under the Investment Company Act of 1940, as amended.

Section 4.10.          [Intentionally Omitted].

Section 4.11.          [Intentionally Omitted].

Section 4.12.          [Intentionally Omitted].

Section 4.13.          [Intentionally Omitted].

ARTICLE 5.
SUCCESSORS

Section 5.01.          When Company May Merge, etc.

The Company shall not consolidate with or merge with or into any other entity (other than with a wholly-owned Restricted Subsidiary, provided the Company is the continuing corporation) or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of its properties and assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries taken as a whole) to any entity, unless:

(i)            either (a) the Company shall be the continuing corporation or (b) the entity (if other than the Company) formed by such consolidation or into which the Company is merged or the entity that acquires, by sale, conveyance, assignment, transfer, lease or disposition, all or substantially all of the properties and assets of the Company shall be a corporation, partnership or trust organized and validly existing under the laws of the United States or any state thereof or the District of Columbia, and shall expressly assume by a supplemental indenture the due and punctual payment of the principal of and premium, if any, and interest on all the Notes and the performance and observance of every covenant of the Indenture on the part of the Company to be performed or observed; or
(ii)           immediately thereafter, no Event of Default (and no event that, after notice or lapse of time, or both, would become an Event of Default) shall have occurred and be continuing.

The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers’ Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture.

Section 5.02.          Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor person had been named as the Company herein.  When a successor corporation assumes all of the obligations of the Company hereunder and under the Notes and agrees to be bound hereby and thereby, the predecessor shall be released from such obligations.

ARTICLE 6.
DEFAULTS AND REMEDIES

Section 6.01.          Events of Default.

An “Event of Default” occurs if:

(a)           the Company defaults in the payment of interest on any Note when the same becomes due and payable and such Default continues for a period of 30 days after the date due and payable;

(b)           the Company defaults in the payment of the principal of any Note when the same becomes due and payable at maturity, upon optional redemption of the Notes by the Company, upon declaration or otherwise;

(c)           the Company fails to observe, perform or comply with Article 5;

(d)           the Company fails to observe, perform or comply with any of its other agreements or covenants in, or provisions of, the Notes or this Indenture and such failure to observe, perform or comply continues for a period of 60 days after receipt by the Company of notice of Default from the Trustee or the Holders of at least 25% in principal amount of the Notes;

(e)           any other Event of Default (including Events of Default replacing or supplementing the foregoing) provided for with respect to the Notes of that series in the supplemental indenture.

(f)            the Company pursuant to or within the meaning of any Bankruptcy Law:

(A)          commences a voluntary case,

(B)           consents to the entry of an order for relief against it in an involuntary case,

(C)           consents to the appointment of a Custodian of it or for all or substantially all of its property,

(D)          makes a general assignment for the benefit of its creditors, or

(E)           admits in writing its inability generally to pay its debts as the same become due;

(g)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)          is for relief against the Company in an involuntary case,

(B)           appoints a Custodian of the Company or for all or substantially all of the property of the Company, or

(C)           orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 60 days; or

(h)           any Gaming License of the Company is revoked, terminated or suspended or otherwise ceases to be effective, resulting in the cessation or suspension of operation for a period of more than 90 days of the casino business of any casino-hotel owned, leased or operated directly or indirectly by the Company (other than any voluntary relinquishment of a Gaming License if such relinquishment is, in the reasonable, good faith judgment of the Board of Directors of the Company, evidenced by a resolution of such Board, both desirable in the conduct of the business of the Company and not disadvantageous in any material respect to the Holders).

The term “Bankruptcy Law” means title 11, U.S. Code or any similar federal or state law for the relief of debtors.  The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

In the case of any Event of Default pursuant to the provisions of this Section 6.01 occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium which the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to paragraph 5 of the Notes, an equivalent premium (or, in the event that the Company would not be permitted to redeem the Notes pursuant to paragraph 5 of the Notes, the premium payable on the first date thereafter on which such redemption would be permissible) shall also become and be immediately due and payable to the extent permitted by law, anything in this Indenture or in the Notes contained to the contrary notwithstanding.

Section 6.02.          Acceleration.

If an Event of Default (other than an Event of Default specified in clause (f) or (g) of Section 6.01) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes by notice to the Company and the Trustee, may declare the unpaid principal of and all accrued and unpaid interest and premium, if any, on the Notes to be immediately due and payable.  Upon such declaration, the principal, interest and premium, if any, shall be due and payable immediately.  If an Event of Default specified in clause (f) or (g) of Section 6.01 occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.  The Holders of a majority in principal amount of the then outstanding Notes, by notice to the Trustee, may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived, except non-payment of principal or interest that has become due solely because of the acceleration.

Section 6.03.          Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.04.          Waiver of Past Defaults.

The Holders of a majority in principal amount of the then outstanding Notes, by notice to the Trustee, may waive an existing Default or Event of Default and its consequences, except a continuing Default or Event of Default in the payment of the principal of any Note.

Section 6.05.          Control by Majority.

The Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that is unduly prejudicial to the rights of other Noteholders, or would involve the Trustee in personal liability.

Section 6.06.          Limitation on Suits.

A Noteholder may pursue a remedy with respect to this Indenture or the Notes only if:

(a)           the Holder gives to the Trustee notice of a continuing Event of Default;

(b)           the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(c)           such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(d)           the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(e)           during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

Section 6.07.          Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

Section 6.08.          Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment as permitted under applicable law in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and interest and such further amount as shall be sufficient to cover the costs and, to the extent lawful, expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.          Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Noteholders allowed in any judicial proceedings relative to the Company or any other obligor or their respective creditors or property.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

Section 6.10.          Priorities.

If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

First:                                                                     to the Trustee for amounts due under Section 7.07;

Second:                                                     to Noteholders for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Third:                                                                to the Company or any other obligors on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

The Trustee may fix a record date and payment date for any payment to Noteholders.

Section 6.11.          Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE 7.
TRUSTEE

Section 7.01.          Duties of Trustee.

(a)           If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)           Except during the continuance of an Event of Default:

(i)            The duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee.
(ii)           In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).

(c)           The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)            This paragraph does not limit the effect of paragraph (b) of this Section.
(ii)           The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.
(iii)          The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)           Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e)           The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

(f)            The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.    .

(g)           None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(h)           The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or documents.

Section 7.02.          Rights of Trustee.

(a)           The Trustee may rely on, and shall be protected in acting or refraining from acting upon, any document (whether in original, facsimile or electronic form) believed by it to be genuine and to have been signed or presented by the proper person.  The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

(b)           Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel of its own selection and the written advice or opinion of such counsel or Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)           The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)           The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

(e)           Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(f)            The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g)           The Trustee shall not be charged with knowledge of any Default or Event of Default unless either (i) a Responsible Officer of the Trustee shall have actual knowledge of such Default or Event of Default or (ii) written notice of such Default or Event of Default shall have been given to and received by a Responsible Officer of the Trustee by the Company or any Holder.

Section 7.03.          Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee.  Any Agent may do the same with like rights.  However, the Trustee is subject to Sections 7.10 and 7.11.

Section 7.04.          Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture or the Notes, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its authentication of the Notes.

Section 7.05.          Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to Note holders a notice of the Default or Event of Default within 90 days after it occurs.  Except in the case of a Default or Event of Default in payment on any Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Noteholders.

Section 7.06.          Reports by Trustee to Holders.

Within 60 days after the reporting date stated in Section 11.10, the Trustee shall mail to Noteholders a brief report dated as of such reporting date that complies with TIA § 313(a).  The Trustee also shall comply with TIA § 313(b).  The Trustee shall also transmit by mail all reports as required by TIA § 313(c).

Commencing at the time this Indenture is qualified under the TIA, a copy of each report at the time of its mailing to Noteholders shall be filed with the SEC and each stock exchange on which the Notes are listed of which the Company has notified the Trustee in writing.  The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07.          Compensation and Indemnity.

The Company shall pay to the Trustee from time to time upon demand by the Trustee reasonable compensation established by the Trustee for its services hereunder.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it.  Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee’s agents and counsel.

The Company shall indemnify the Trustee, its officers, directors, employees and agents against any and all losses, liabilities, claims, damages or expenses (including reasonable legal fees and expenses) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.  The Trustee shall notify the Company promptly of any claim for which it may seek indemnity.  The Company shall defend the claim and the Trustee shall cooperate in the defense.  The Trustee may have separate counsel, and the Company shall pay the reasonable fees and expenses of such counsel.  The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through gross negligence or willful misconduct.

To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes.  Such Lien shall survive the resignation or removal of the Trustees and the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(f) or (g) occurs, the expenses and the compensation for the services, including the fees and expenses of its agents and counsel, are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08.          Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

The Trustee may resign by so notifying the Company.  The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company.  The Company may remove the Trustee by notice to the Trustee if:

(1)           the Trustee fails to comply with Section 7.10;

(2)           the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)           a Custodian or public officer takes charge of the Trustee or its property; or

(4)           the Trustee becomes otherwise incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company and any other obligor shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the expense of the Company), the Company or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Noteholders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring trustee with respect to expenses and liabilities incurred by it prior to such replacement.

Section 7.09.          Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10.          Eligibility; Disqualification.

This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1).  The Trustee shall always have a combined capital and surplus as stated in Section 11.10.  The Trustee is subject to TIA § 310(b), including the optional provision permitted by the proviso in the second sentence of TIA § 310(b).

Section 7.11.          Preferential Collection of Claims Against Company.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 8.
DISCHARGE OF INDENTURE

Section 8.01.          Termination of Company’s Obligations.

This Indenture shall cease to be of further effect (except that the Company’s obligations under Sections 7.07 and 8.03, and application of funds to the payment of Notes, shall survive) when all outstanding Notes theretofore authenticated and issued have been delivered to the Trustee for cancellation, and the Company has paid all sums payable hereunder.  In addition, the Company may terminate all of its obligations under this Indenture (except the Company’s obligations under Sections 7.07 and 8.03) if:

(1)           the Company irrevocably deposits in trust with the Trustee money or non-callable U.S. Government Obligations maturing as to principal and interest in such amounts and at such times as are sufficient, as certified by an Officers’ Certificate, to pay principal, premium, if any, and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder; and

(2)           the Company delivers to the Trustee an Opinion of Counsel satisfactory to the Trustee that the Holders of the Notes should not recognize income, gain or loss for federal income tax purposes as a result of the Company’s exercise of its option under this Section 8.01 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised.

However, the Company’s obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 4.01, 7.07, 8.03 and 8.04 shall survive until the Notes are no longer outstanding.  Thereafter, only the Company’s obligations in Sections 7.07 and 8.03 shall survive.

After a deposit made pursuant to this Section 8.01, the Trustee upon request shall acknowledge in writing the discharge of the Company’s obligations under this Indenture, except for those surviving obligations specified above.

“U.S. Government Obligations” means direct obligations of the United States of America, or obligations unconditionally guaranteed by the United States of America, for the payment of which the full faith and credit of the United States of America is pledged.  In order to have money available on a payment date to pay principal of or interest on the Notes, the U.S. Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money.  U.S. Government Obligations shall not be callable at the issuer’s option.

Section 8.02.          Application of Trust Money.

The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01.  It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal, premium, if any, and interest on the Notes.

Section 8.03.          Repayment to Company.

The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time.

The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal, premium, if any, or interest on any Note that remains unclaimed for two years after the date upon which such payment shall have become due; provided, however, that the Company shall have first caused notice of such payment to the Company to be mailed to each Noteholder entitled thereto no less than 30 days prior to such payment.  After payment to the Company, Noteholders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

Section 8.04.          Reinstatement.

If (i) the Trustee or Paying Agent is unable to apply any money in accordance with Section 8.02 by reason of any order or judgment of any court or governmental authority (other than any order of the Nevada Gaming Commission restricting the payment of such money to any particular Holder) enjoining, restraining or otherwise prohibiting such application and (ii) the Holders of at least a majority in principal amount of the then outstanding Notes so request by written notice to the Trustee, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02; provided, however, that if the Company makes any payment of principal, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the right of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9.
AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01.          Without Consent of Holders.

The Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Noteholder:

(1)           to cure any ambiguity, defect or inconsistency;

(2)           to comply with Section 5.01;

(3)           to comply with any requirements of the SEC in connection with the qualification or requalification of this Indenture under the TIA;

(4)           to provide for uncertificated Notes in addition to certificated Notes;

(5)           to add to the covenants of the Company for the benefit of the Holders of all or any series of Notes (and if such covenants are to be for the benefit of less than all series of Notes, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power conferred upon the Company;

(6)           to make any change that would provide any additional rights or benefits to the Holders of all or any series of the Notes (and if such additional rights or benefits are to be for the benefit of less than all series of Notes, stating that such additional rights or benefits are expressly being included solely for the benefit of such series) or that does not adversely affect the legal rights hereunder of any Holder;

(7)           to conform the text of this Indenture or the Notes to any provision of the “Description of Notes” contained in any Prospectus or Supplemental Prospectus relating to the initial offering of all or any series of the Notes, to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture or such Notes;

(8)           to establish the form or terms of Notes of any series as permitted by Sections 2.01 and 3.01;

(9)           to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 7.08; or

(10)         to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Notes, provided that any such addition, change or elimination shall neither (A) apply to any Note of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the Holder of any such Note with respect to such provision.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02.          With Consent of Holders.

Subject to Section 6.07, the Company and the Trustee may amend or supplement this Indenture or the Notes with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes.  Subject to Sections 6.04 and 6.07, the Holders of a majority in principal amount of the Notes then outstanding may also waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

However, without the consent of each Noteholder affected, an amendment, supplement or waiver under this Section may not:

(1)           reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)           reduce the rate of or change the time for payment of interest or premium, if any, on any Note;

(3)           reduce the principal of or change the fixed maturity of any Note or alter the redemption provisions with respect thereto;

(4)           make any Note payable in money other than that stated in the Note;

(5)           make any change in Section 6.04, 6.07 or 9.02 (this sentence only); or

(6)           waive a default in the payment of the principal of, or premium, if any, or interest on, any Note.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Notes, or which modifies the rights of the Holders of Notes of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Notes of any other series.

To secure a consent of the Holders under this Section it shall not be necessary for the Holders to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to Noteholders a notice briefly describing the amendment, supplement or waiver.

Section 9.03.          Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

Section 9.04.          Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same Indebtedness as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of a Note if the Trustee receives notice of revocation before the date on which the Trustee receives an Officers’ Certificate certifying that the Holders of the requisite principal amount of Notes have consented to the amendment, supplement or waiver (or before such later date as may be required by law or stock exchange rule).

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver.  If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date.  No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Notes required hereunder for such amendment, supplement or waiver to be effective shall have also been given and not revoked within such 90-day period.

After an amendment, supplement or waiver becomes effective it shall bind every Noteholder, unless it is of the type described in any of clauses (1) through (6) of Section 9.02.  In such case, the amendment, supplement or waiver shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note that evidences the same Indebtedness as the consenting Holder’s Note.

Section 9.05.          Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

Section 9.06.          Trustee Protected.

The Trustee shall sign all amended or supplemental indentures, except that the Trustee need not sign any amended or supplemental indenture that adversely affects its rights.  As a condition to executing or accepting any supplemental indenture, the Trustee may request and rely on an Opinion of Counsel and an Officers’ Certificate stating that such amended or supplemental indenture is permitted hereunder and all conditions precedent have been complied with, in the form set forth in Sections 11.04 and 11.05.

Section 9.07.          Reference in Notes to Supplemental Indentures.

Notes of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company shall so determine, new Notes of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Notes of such series.

ARTICLE 10.
SUBORDINATION

Section 10.01.        Notes Subordinated to Senior Indebtedness.

The Company agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Notes, including for all purposes of this Article 10, all repurchase and redemption obligations with respect to the Notes, is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full of all existing and future Senior Indebtedness and that the subordination is for the benefit of and enforceable by the holders of Senior Indebtedness, and authorizes and directs the Trustee to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination as provided in this Article 10 and appoints the Trustee as attorney-in-fact for any and all such purposes.

Only Indebtedness of the Company which is Senior Indebtedness shall rank senior to the Notes in accordance with the provisions set forth herein.  This Article 10 shall remain in full force and effect as long as any Senior Indebtedness is outstanding or any commitment to advance Senior Indebtedness exists.

Section 10.02.        Liquidation; Dissolution; Bankruptcy.

Upon any payment or distribution, whether of cash, securities or other property, to creditors of the Company in a liquidation (total or partial), reorganization or dissolution of the Company, whether voluntary or involuntary, or in a bankruptcy, reorganization, insolvency, receivership, assignment for the benefit of creditors, marshalling of assets or similar proceeding relating to the Company or its property:

(1)           holders of Senior Indebtedness shall be entitled to receive payment in full, in cash or cash equivalents, of such Senior Indebtedness before Holders shall be entitled to receive any payment of principal of, premium, if any, or interest on, or any other distribution with respect to, the Notes; and

(2)           until the Senior Indebtedness is paid in full as provided in clause (1) above, any distribution to which Holders would be entitled but for this Article 10 shall be made to the holders of Senior Indebtedness as their interests may appear;

in each case except that Holders may receive shares of stock and debt securities that are subordinated to Senior Indebtedness to at least the same extent and pursuant to the same or more stringent terms as are the Notes.

Upon any distribution of assets of the Company referred to in this Section 10.02, the Trustee and the Holders shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such bankruptcy, reorganization, insolvency, receivership, assignment for the benefit of creditors, marshalling of assets or similar proceedings are pending, or a certificate of the liquidating trustee or agent or other such person making any distribution to the Trustee or to the Holders, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Indebtedness, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 10.02.  The Trustee shall be entitled to rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Indebtedness or a Representative, as the case may be, to establish that such notice has been given by a holder of Senior Indebtedness or a Representative, as the case may be.  In the event that the Trustee determines, in good faith, that further evidence is required with respect to the right of any person, as a holder of Senior Indebtedness, to participate in any payment or distribution pursuant to this Section 10.02, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such person, as to the extent to which such person is entitled to participation in such payment or distribution and as to other facts pertinent to the rights of such person under this Section 10.02, and, if such evidence is not furnished, the Trustee may defer any payment to such person (or to the Noteholder) pending judicial determination as to the right of such person to receive such payment.

Section 10.03.        Default on Senior Indebtedness.

No direct or indirect payment by or on behalf of the Company under the Notes shall be made if (i) any Designated Senior Indebtedness is not paid when due or (ii) any other default on Designated Senior Indebtedness occurs and in the case of this clause (ii) the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms, unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Designated Senior Indebtedness has been paid in full; provided, however, that the Company may make any such direct or indirect payment under the Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of such Designated Senior Indebtedness.  In addition, during the continuance of any other event of default with respect to Designated Senior Indebtedness pursuant to which the maturity of such Designated Senior Indebtedness may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, upon the occurrence of (a) receipt by the Trustee of written notice from the Representative with respect to, or the holders of at least a majority in aggregate principal amount of, such Designated Senior Indebtedness then outstanding or (b) if such event of default results from the acceleration of the Notes, the date of such acceleration, no direct or indirect payment may be made by the Company upon or in respect of the Notes for a period (a “Payment Blockage Period”) commencing on the earlier of the date of receipt of such notice by the Trustee or the date of such acceleration and ending 180 days thereafter (unless such Payment Blockage Period shall be terminated by written notice to the Trustee from such Representative or such holders).  Not more than one Payment Blockage Period in the aggregate may be commenced with respect to the Notes during any period of 360 consecutive days, irrespective of the number of defaults with respect to Senior Indebtedness during such period.  In no event will a Payment Blockage Period extend beyond 179 days from the date such payment upon or in respect of the Notes was due, and there must be 180 days in any 360-day period in which no Payment Blockage Period is in effect as to the Company.  For all purposes of this Section 10.03, no default or event of default which existed or was continuing on the date of the commencement of the Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis for the commencement of a subsequent Payment Blockage Period by the Representative or requisite holders of such Designated Senior Indebtedness whether or not within a period of 360 consecutive days unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

Section 10.04.        When Distribution Must Be Paid Over.

In the event that the Company shall make any payment to the Trustee pursuant to the Notes at a time when such payment is prohibited by Section 10.02 or 10.03, such payment shall be held by the Trustee, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness (pro rata as to each of such holders on the basis of the respective amounts of Senior Indebtedness held by them) or their Representatives, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

If a distribution is made to Holders that because of this Article 10 should not have been made to them, the Holders who receive the distribution shall hold it in trust for holders of Senior Indebtedness and pay it over to them as their interests may appear.

Section 10.05.        Notice by Company.

The Company shall promptly notify the Trustee and any Paying Agent by an appropriate Officers’ Certificate of the Company delivered to a Trust Officer and the Paying Agent of any facts known to the Company that would cause a payment under the Notes of principal of, premium, if any, or interest on the Notes to violate this Article 10, but failure to give such notice shall not affect the subordination of the Notes to the Senior Indebtedness provided in this Article 10.

Section 10.06.        Subrogation.

After all Senior Indebtedness is paid in full and all commitments to advance Senior Indebtedness have been terminated, and until the Notes are paid in full pursuant to the Notes and this Indenture or otherwise, Holders shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to Holders have been applied to payment of Senior Indebtedness.  A distribution made under this Article 10 to holders of Senior Indebtedness which otherwise would have been made to Holders is not, as between the Company and the Holders, a payment by the Company on Senior Indebtedness.

Section 10.07.        Relative Rights.

This Article 10 defines the relative rights of Holders and holders of Senior Indebtedness.  Nothing in this Indenture shall:

(1)           impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

(2)           affect the relative rights of Holders and creditors of the Company other than such creditors as are holders of Senior Indebtedness;

(3)           prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to Holders; or

(4)           create or imply the existence of any commitment on the part of the holders of Senior Indebtedness to extend credit to the Company, other than as set forth in the terms governing such Senior Indebtedness.

Section 10.08.        Subordination May Not Be Impaired by Company.

No right of any present or future holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Notes and this Article 10 shall be impaired by any act or failure to act by the Company or anyone in custody of its assets or property or by its failure to comply with this Indenture.

Section 10.09.        Distribution or Notice to Representatives.

Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representatives, if any.

Section 10.10.        Rights of Trustee and Paying Agent.

Notwithstanding Section 10.02 or 10.03, the Trustee or any Paying Agent may continue to make payments of principal of or interest on the Notes unless, in the case of the Trustee, a Trust Officer or, in the case of a Paying Agent other than the Trustee, an officer of such Paying Agent, shall have received, at least three Business Days prior to the date such payments are due and payable, written notice of the occurrence of an event under Section 10.02 or 10.03 and that any payment under the Notes would violate this Article 10.  Only the Company or a Representative with respect to or holders of a least a majority in principal amount of an issue of Designated Senior Indebtedness may give such notice.  Nothing contained in this Section 10.10 shall limit the right of any holder of Senior Indebtedness to recover payments as contemplated by Section 10.04.

The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee.  Any Agent may do the same with like rights.  The Trustee shall be entitled to all the rights set forth in this Article 10 with respect to Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder, except as otherwise provided by the TIA.

Section 10.11.        Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice.

Notwithstanding any of the provisions of this Article 10 or any other provision of this Indenture, unless a Trust Officer has received a written notice pursuant to Section 10.10, the Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee, and in the absence of such written notice the Trustee may make such payment without liability or obligation to the Senior Indebtedness.

Section 10.12.        Application by Trustee of Monies Deposited With It.

Nothing contained in this Article 10 or elsewhere in this Indenture, or in the Notes, shall (i) affect the obligation of the Company to make, or prevent the Company from making, at any time except as specified in Section 10.02 or 10.03 to the extent provided therein, payments at any time pursuant to the Notes, (ii) prevent the application by the Trustee or any Paying Agent of any monies or the proceeds of any U.S. Government Obligations received from the Company and held by the Trustee or such Paying Agent in trust for the benefit of the Holders of Notes as to which notice of redemption shall have been given, to the payment of or on account of the principal of, premium, if any, or interest on the Notes if, at the time such notice was given, a payment by the Company under the Notes would not have been prohibited by the foregoing provisions of this Article 10 or (iii) prevent the application by the Trustee or any Paying Agent of any monies or the proceeds of any U.S. Government Obligations deposited with it by the Company under Article 8 hereof to the payment of or on account of the principal of, premium, if any, or interest on the Notes if, at the time of such deposit, a payment by the Company under the Notes would not have been prohibited by the foregoing provisions of this Article 10.

Section 10.13.        Trustee’s Compensation Not Prejudiced.

Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee pursuant to Section 7.07.

Section 10.14.        Officers’ Certificate.

If there occurs any event referred to in Section 10.02, the Company shall promptly give to the Trustee an Officers’ Certificate (on which the Trustee may conclusively rely) identifying all holders of Senior Indebtedness and the principal amount of Senior Indebtedness then outstanding held by each such holder and stating the reasons why such Officers’ Certificate is being delivered to the Trustee.

Section 10.15.        Certain Payments.

Nothing in this Article 10 shall prevent or delay (i) the Company from or in redeeming any Notes in accordance with of the Notes or otherwise purchasing any Notes pursuant to any Legal Requirement relating to the gaming business of the Company and its Subsidiaries or (ii) the receipt by the Holders of payments of principal of, premium, if any, and interest on the Notes as provided in Section 8.02.

Section 10.16.        Names of Representatives.

The Company shall from time to time, upon request of the Trustee, provide to the Trustee an Officers’ Certificate setting forth the name and address of each Representative of all outstanding Senior Indebtedness.

Section 10.17.        Article 10 Not to Prevent Events of Default or Limit Right to Accelerate.

The failure to make a payment pursuant to the Notes by reason of any provision in this Article 10 shall not be construed as preventing the occurrence of a Default.  Nothing in this Article 10 shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Notes.

Section 10.18.        Reliance By Holders of Senior Indebtedness on Subordination Provisions.

Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

Section 10.19.        Proof of Claim.

In the event that the Company is subject to any proceeding under any Bankruptcy Law and the Holders and the Trustee fail to file any proof of claim permitted to be filed in such proceeding with respect to the Notes, then any Representative of Designated Senior Indebtedness may file such proof of claim no earlier than the later of (i) the expiration of 15 days after such

Representative notifies the Trustee of its intention to do so and (ii) 30 days preceding the last day permitted to file such claim.

Section 10.20.        No Fiduciary Duty Created to Holders of Senior Indebtedness.

With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee.  The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and, subject to the provisions of Article 7, the Trustee shall not be liable to any holder of Senior Indebtedness if it shall mistakenly pay over or deliver to Holders, the Company or any other person, monies or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article 10 or otherwise.

ARTICLE 11.
MISCELLANEOUS

Section 11.01.        Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 11.02.        Notices.

Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by overnight delivery service to the recipient’s address stated in Section 11.10.  The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to a Noteholder shall be mailed by first-class mail to his address shown on the register kept by the Registrar.  Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given when mailed, whether or not the addressee receives it.

If the Company mails a notice or communication to Noteholders, it shall mail a copy to the Trustee and each Agent at the same time.

If any notice is mailed to the Company in the manner provided above, a copy of such notice shall be mailed, in the manner provided above, to Milbank, Tweed, Hadley & McCloy LLP, 601 South Figueroa Street, Los Angeles, California 90017, Attention:  Kenneth J. Baronsky, Esq.

All other notices or communications shall be in writing.

Section 11.03.        Communication by Holders with Other Holders.

Noteholders may communicate pursuant to TIA § 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes.  The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 11.04.        Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company or any other obligor to the Trustee to take any action under this Indenture, the Company or any other obligor, as the case may be, shall furnish to the Trustee:

(i)            an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(ii)           an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 11.05.        Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i)            a statement that the person making such certificate or opinion has read such covenant or condition;
(ii)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(iii)          a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(iv)          a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 11.06.        Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or a meeting of Noteholders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.07.        Legal Holidays.

A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions in the State of Nevada, New York or California are not required to be open.  If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 11.08.        No Recourse Against Others.

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  Each Noteholder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Notes.

Section 11.09.        Counterparts.

This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 11.10.        Variable Provisions.

The first certificate pursuant to Section 4.03 shall be for the fiscal year ending on the first December 31 to occur after the date of this Indenture.

The reporting date for Section 7.06 is June 1 of each year.  The first reporting date is June 1, 2001.

The Trustee shall always have a combined capital and surplus (including subordinated capital notes) of at least $50,000,000 as set forth in its most recent published annual report of condition.

The Company’s address is:

STATION CASINOS, INC.

2411 West Sahara Avenue

Las Vegas, Nevada  89102

The Trustee’s address is:

Attention:

Section 11.11.        Governing Law.

THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE NOTES, WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

Section 11.12.        No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.13.        Successors.

All agreements of the Company in this Indenture and the Notes shall bind its successors.  All agreements of the Trustee in this Indenture shall bind its successor.

Section 11.14.        Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.15.        [Intentionally omitted.]

Section 11.16.        Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

   % Senior Notes due

CUSIP:

No.	$

Station Casinos, Inc., a Nevada corporation (the “Company”), promises to pay to                   or registered assigns, the principal sum of ____________________________ Dollars on                  .

Interest Payment Dates:                    and                  , commencing

Record Dates:                    and                   (whether or not a Business Day)

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

STATION CASINOS, INC.

By:
Name:
Title:

Attest:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

                            , as Trustee, certifies that this is one of the    % Subordinated Notes due                referred to in the within-mentioned Indenture.

as Trustee

By:		Dated:
Authorized Signatory

[REVERSE OF SECURITY]

STATION CASINOS, INC.

   % SUBORDINATED NOTES DUE

1.             Interest.  STATION CASINOS, INC., a Nevada corporation (the “Company”), which term includes any successor corporation under the Indenture referred to herein), promises to pay interest on the principal amount of this Note at the rate per annum shown above.  The Company will pay interest semi-annually on                    and                    of each year, commencing                   .  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of the Notes.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.             Method of Payment.  The Company will pay interest on the Notes (except defaulted interest) to the persons who are registered Holders of the Notes at the close of business on the record date for the next interest payment date even though the Notes are cancelled after the record date and on or before the interest payment date.  Holders must surrender the Notes to a Paying Agent to collect principal payments.  The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.  The Company, however, may pay principal, premium, if any, and interest by check payable in such money, which shall be mailed to a Holder’s registered address; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium on, all Global Notes and all other Certificated Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent.

3.             Paying Agent and Registrar.                                will initially act as Paying Agent and Registrar.  The Company may change any Paying Agent, Registrar or co-registrar without prior notice to any Noteholder.  The Company or any of its Subsidiaries may act in any such capacity.

4.             Indenture.  The Company issued the Notes under an Indenture dated as of                    (the “Indenture”) by and between the Company and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) as in effect on the date of the Indenture.  The Notes are subject to, and qualified by, all such terms, certain of which are summarized herein, and Noteholders are referred to the Indenture and such Act for a statement of such terms.  The Notes are unsecured general obligations of the Company.

5.             Optional Redemption.  The Company may redeem the Notes in whole or in part, at redemption prices (expressed in percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, to the redemption date, if redeemed during the 12-month period beginning                    of the years indicated below.  The Notes may not be so redeemed before                   .

Year	Redemption Prices
		%
		%
		%
and thereafter	100.000%

Notwithstanding the foregoing, each Holder by accepting a Note agrees that if a record or beneficial owner of a Note is required by any Gaming Authority to be found suitable, such owner shall apply for a finding of suitability within 30 days after request of such Gaming Authority.  The applicant for a finding of suitability must pay all costs of the investigation for such finding of suitability.  If a record or beneficial owner is required to be found suitable and is not found suitable by such Gaming Authority, (a) such owner shall, upon request of the Company, dispose of such owner’s Notes within 30 days or within that time prescribed by such Gaming Authority, whichever is earlier, or (b) the Company may, at its option, redeem such owner’s Notes at the lesser of (i) the principal amount thereof or (ii) the price at which the Notes were acquired by such owner, together with, in either case, and accrued interest to the date of the finding of unsuitability by such Gaming Authority, all as more fully provided in the Indenture.

6.             Notice of Redemption.  Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his registered address.  Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000.  In the event of a redemption of less than all of the Notes, the Notes will be chosen for redemption by the Trustee in accordance with the Indenture.  On and after the redemption date, interest ceases to accrue on Notes or portions of the Notes called for redemption.

If this Note is redeemed subsequent to a record date with respect to any interest payment date specified above and on or prior to such interest payment date, then any accrued interest will be paid to the person in whose name this Note is registered at the close of business on such record date.

7.             Subordination.  The Notes are subordinated to Senior Indebtedness, as defined in the Indenture.  To the extent provided in the Indenture, Senior Indebtedness must be paid before payments in respect of the Notes may be made under the Notes and the Indenture.  The Company agrees, and each Noteholder by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

8.             Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000.  The transfer of Notes shall be registered, and Notes may only be exchanged, as provided in the Indenture.  The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  The Registrar need not exchange or register the transfer of any Notes or portion of a Note selected for redemption.  Also, the Registrar need not exchange or register the transfer of any Note for a period of 15 days before a selection of Note to be redeemed.

9.             Persons Deemed Owners.  The registered Holder of a Note may be treated as its owner for all purposes, except as provided in paragraph 5 hereof.

10.           Amendments and Waivers.  Subject to certain exceptions, the Indenture or the Notes may be amended with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and certain existing defaults may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes.  Without the consent of any Noteholder, the Indenture or the Notes may be amended, among other things, to cure any ambiguity, defect or inconsistency, to provide for assumption of the Company’s obligations to Noteholders in the case of mergers and consolidations of the Company or to make any change that does not adversely affect the rights of any Noteholder.

11.           Defaults and Remedies.  An Event of Default is:  default in payment of interest on the Notes for a period of 30 days; default in payment of principal on the Notes; failure by the Company for 60 days after notice to it to comply with any of its other agreements in the Indenture or the Notes or, in the case of the failure to comply with certain specified covenants or agreements, without such notice or passage of time; certain final judgments which remain undischarged; certain events of bankruptcy or insolvency; or a revocation, suspension, termination or involuntary loss of a Gaming License which results in the cessation of operation of the Company’s casino business for more than 90 consecutive days.  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes become due and payable immediately without further action or notice.  Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture.  The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes.  Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Noteholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests.  The Company must furnish an annual compliance certificate to the Trustee.

12.           Trustee Dealings with Company.                              , the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

13.           No Recourse Against Others.  A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  Each Noteholder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Notes.

14.           Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

15.           Abbreviations.  Customary abbreviations may be used in the name of a Noteholder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

Company will furnish to any Noteholder upon written request and without charge a copy of the Indenture, which has in it the text of this Note in larger type.  Request may be made to:

STATION CASINOS, INC.

2411 West Sahara Avenue

Las Vegas, Nevada  89102

Attn:  Chief Financial Officer

SCHEDULE OF EXCHANGES OF INTERESTS
IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Certificated Note, or exchanges of a part of another Global Note or Certificated Note for an interest in this Global Note, have been made:

DATE OF EXCHANGE	AMOUNT OF DECREASE IN PRINCIPAL AMOUNT OF THIS GLOBAL NOTE	AMOUNT OF INCREASE IN PRINCIPAL AMOUNT OF THIS GLOBAL NOTE	PRINCIPAL AMOUNT OF THIS GLOBAL NOTE FOLLOWING SUCH DECREASE (OR INCREASE)	SIGNATURE OF AUTHORIZED SIGNATORY OF TRUSTEE OR NOTE CUSTODIAN

ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint _________________________________________________________ to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee: